UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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IOWA RENEWABLE ENERGY, LLC

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2010 Annual Meeting

2010 Annual Meeting IRE Relationship with The Biodiesel Group (TBG) August 2005 Organized IRE Board Hired Biodiesel Group as Consultants to Project IRE Paid Biodiesel Group $75,000 Issued 500 Units (Valued at $500,000) Biodiesel Group Members Were Seated on IRE Board

2010 Annual Meeting TBG Agreement with REG October 2005 Payment to be $150,000 per Plant Developed Services to REG include, but are not limited to "marketing the concept, raising the seed money, development of equity, and board representation" Pay Points: $50,000 paid when seed money raised $50,000 paid when MOSA signed $50,000 paid when plant construction completed

2010 Annual Meeting REG Payments to The Biodiesel Group $50,000 on 12-06-05 $50,000 on 01-10-06 $50,000 on 06-08-06 $100,000 on 08-31-06 $50,000 on 09-21-06 $50,000 on 06-15-07 $100,000 on 10-12-07 Total: $450,000 Information provided by Warren Bush in letter dated July 28, 2009

2010 Annual Meeting Potential Conflicts of Interest Participation in Seed Money Drive Participation in Equity Drive Participation in and Voted on Development of Design/Build Agreement with REG Participation in Negotiation and Voted on the MOSA Agreement with REG Participation in and Voted on Issues Relating to Relationship with REG Participation in and Voted on Arbitration Issues with REG Annual Election of Directors

2010 Annual Meeting Claim of Harm Claim of Harm is Irrelevant Actual Harm is Unknown at this Time Risks Risk of Action by the SEC based on revised filings required by TBG non-disclosure Risk of Action by Iowa Securities Bureau

2010 Annual Meeting SEC Actions SEC Charges Director of 3 Public Companies with Failure to Disclose Relationship with Independent Auditor - August 2008 Director Thompson caused SEC reporting violations by entering into undisclosed relationship with E&Y, by failing to disclose resulting conflict of interest, and by signing 3 annual reports and 1 audit committee report incorrectly claiming auditor was independent; SEC required disgorgement of $123,917 including interest SEC Charges BoA for Failure to Disclose Merrill Lynch Bonus Payments - August 2009 BoA Misled Investors on Bonus Payments by Merrill Lynch

2010 Annual Meeting SEC Charges INTECH Investment Management with Failing to Address a Material Potential Conflict of Interest - May 2009 INTECH failed to disclose its policies and procedures to address material potential conflicts of interest SEC Charges AEI and executives with Misleading Proxy Disclosures to Investors - March 2010 Iowa insurance company and two executives charged with proxy disclosure violations, alleging that they inadequately disclosed details about the acquisition of another company and the resulting financial boon to the then-CEO

2010 Annual Meeting Concealment Director's Duty of Loyalty to Disclose Conflicts of Interest Section 5.11 of IRE's Amended and Restated Operating Agreement Director's Questionnaires October 20, 2005 November 20, 2007 October 29, 2008 November 18, 2009 Affidavits/Assertions to Sell Securities Confidential Private Placement Memorandum Affidavits Letters of Assertions to Iowa Securities Bureau

2010 Annual Meeting IRE/REG Arbitration Asian HHO

2010 Annual Meeting Cobb Oil Contract IRE Does Not Have a Contract with Cobb Oil IRE Has Never Had a Contract with Cobb Oil Procedure for Sales Acceptance Established by IRE 2009 Sales Analysis Total Weighted Cobb Average Total Weighted Average Price (B100) Price (B100) Average Price (B100+B99) 2.78 2.85 2.81 Information Provided by Al Yoder, General Manager IRE

2010 Annual Meeting Litigation Why We Hired Lane & Waterman Establishment of Committees TBG Lawsuit Lawsuit Status Summary Judgment Court Date Set December 14, 2010

2010 Annual Meeting Summary TBG/REG Agreement Represents: A breach of fiduciary and legal duties to disclose REG payments to the IRE Board, regulatory authorities and the members of IRE Unavoidable conflicts of interest between their fiduciary duty to represent the best interests of IRE in good faith and their contractual duty to provide "board representation" to REG